Exhibit 10.38
                              AMENDED AND RESTATED
                         AGREEMENT TO PROVIDE ACCOUNTING
                      AND CONSULTING SERVICES TO CALIFORNIA
                           ASSISTED LIVING FACILITIES

                  This Agreement made as of the 31st day of December, 2001, by and between Regent Assisted Living, Inc., an Oregon corporation (hereinafter referred to as "Owner") and Emeritus Corporation, a Washington corporation (hereinafter referred to as "Emeritus").

                  WHEREAS, as set forth more fully in Exhibit A, Owner either owns, leases or manages under contract or in its capacity as the managing member of the owner or lessee of, the assisted living facilities described in Exhibit A (the "Facilities" and, where the context requires, individually, a "Facility") and is, in each instance, authorized to engage a Emeritus or submanager in connection with its operation of the Facilities;

                  WHEREAS, Owner wants someone to manage the Facilities on its behalf;

                  WHEREAS, Emeritus is experienced and qualified in the field of assisted living facility management and has agreed to manage the Facilities on behalf of Owner, pursuant to the terms and conditions set forth herein;

                  WHEREAS, Emeritus is required as a matter of law to be licensed to operate the Facilities;

                  WHEREAS, pending issuance of a license to Emeritus to operate the Facilities, Owner is interested in engaging Emeritus to provide certain accounting, reporting and consulting services to Owner with respect to the Facilities; and

                  WHEREAS, Owner and Emeritus are interested in documenting the terms and conditions under which such services will be provided.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

         I.               Accounting Services:
                          -------------------

            (i) Emeritus shall, at its expense, provide accounting support to the Facilities. Owner acknowledges and agrees that such accounting support shall not include the preparation of Owner's corporate financial statements or securities filings, but only the individual financial statements for the Facilities, in each case meeting the requirements of Section II. Emeritus shall not be required to reflect in the financial statements for the Facilities any corporate accounting adjustments provided to Emeritus by Owner until such time as Emeritus fully understands the rationale for such adjustment.

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            (ii) All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Emeritus, which programs shall conform to generally accepted accounting principles ("GAAP") and shall not materially distort income or loss; provided, however, Emeritus shall have no liability for errors in the financial statements prepared during the term of this Agreement which arise from errors in starting accounting balances provided by Owner to Emeritus pursuant to Section I(v).

            (iii) In addition, as a cost of operating the Facilities, Emeritus shall prepare or cause to be prepared all payroll tax returns, sales and use tax returns, real and personal property tax returns, informational tax returns, Forms 5500 and local or state gross receipts and/or business and occupation tax returns and Emeritus shall cause to be paid all of the taxes reflected on such returns as being due, which taxes shall be paid from the cash receipts of the Facilities or the working capital provided by Owner under the terms of this Agreement. All other tax returns, including Owner's local, state or federal income tax returns and state corporate franchise tax returns and third party payor cost reports, shall be prepared by Owner or its designee and the taxes and other payments due thereunder shall be the sole responsibility of Owner.

             (iv) Nothing herein shall preclude Emeritus from delegating to a third party a portion of the accounting duties provided for in this section; provided, that such delegation shall not relieve Emeritus from ultimate liability for the timely and complete performance of the obligations provided for herein or for the expense thereof, to the extent such expense is to be borne hereunder by Emeritus. Owner acknowledges and agrees that in the event Emeritus retains one or more third parties to review the real and/or personal property tax returns or utility bills of the Facilities or other third party charges in an effort to effect cost savings for the Facilities, the fees and expenses of such third parties shall be paid from the cash receipts of the Facilities or the working capital provided by Owner under the terms of this Agreement.

            (v) In order to enable Emeritus to provide the accounting support services described in this Section, prior to the Commencement Date, Owner shall provide to Emeritus the information and shall take the transition actions described in Exhibit B hereto (the "Accounting Transition Services"), it being understood and agreed that Emeritus will not be able to fully perform its obligations under this Section I unless and until Owner has fully complied with its obligations with respect to the Accounting Transition Services.

           II. Reports: Emeritus shall prepare and provide to Owner any reasonable operational information with respect to the Facility which may from time to time be specifically requested by Owner, including any information needed to assist Owner in completing the tax returns for which it is responsible under Section I , in complying with any reporting obligations imposed on Owner or Owner's parent under its leases and loan agreements or as a publicly traded company, in refinancing any of the debt secured by the Facilities and in complying with the reporting obligations described in Exhibit C. In addition, by no later than thirty (30) days after the end of each calendar month, Emeritus shall provide Owner with an unaudited balance sheet of the Facilities, dated the last day

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of such month, and an unaudited statement of income and expenses for such month and for the fiscal year to date relating to the operation of the Facilities showing the variance between the actual and budgeted operating results of the Facilities for said month and in the form attached hereto as Exhibit D and with a census report for the month indicating the number of units occupied and the number of units vacant. Upon request Emeritus shall cooperate with Owner or Owner's certified public accountant in the event Owner elects, or is required, to have audited annual financial statements prepared. The financial statements prepared by Emeritus shall be prepared in accordance with (i) GAAP, consistently applied, (ii) this Agreement, and (iii) the procedures and practices provided for in this Agreement.

           III.   Bank Accounts:
                  -------------

            (i) With respect to each of the Facilities, Emeritus shall establish and maintain a checking account for each of the Facilities in the name set forth opposite the name of each of the Facilities in Exhibit E (each of which accounts shall hereinafter be referred to as the "Depository Account") and shall deposit therein all money received during the term of this Agreement in the course of the operation of the applicable Facility including any money received upon the collection of accounts receivable which are outstanding as of the Commencement Date for goods sold or services rendered at the Facilities prior to the Commencement Date and shall pay therefrom the expenses incurred in the operation of the applicable Facility during the Term of, and in accordance with the terms of, this Agreement.

           (ii) During the Term hereof, withdrawals and payments from the Depository Account for each Facility shall be made only on checks signed by a person or persons designated by Emeritus but Emeritus shall have no ownership interest in or other rights to the Depository Account other than the right to make withdrawals therefrom and to make deposits thereto; and provided, further that Owner shall be given notice as to the identity of said authorized signatories.

          (iii) Withdrawals from the Depository Account for each Facility shall be made first to pay to Owner the fee due with respect to such Facility as set forth in Exhibit F (the "Regent Fees"), which Regent Fees shall be deposited in an account established by Owner in Seattle, Washington (the "Regent Account") and thereafter to pay the expenses of operating such Facility, including payroll and related state and federal payroll tax obligations (the "Daily Operating Expenses") and rent and debt service payments to the lenders and landlords set forth in Exhibit G and in the amounts set forth in Exhibit G as the same may be amended from time to time to reflect changes in such rent and debt service payments or in the amounts otherwise specified by Owner to Emeritus in writing from time to time (the "Property Expenses"). Exhibit G shall also reflect when the rent or debt service payment is due under the terms of the applicable lease or loan documents and any available grace period. The Daily Operating Expenses and the Property Expenses shall be paid by Emeritus in such order of priority as Emeritus deems appropriate from time to time to the operation of such Facility, provided however, Daily Operating Expenses and the Property Expenses shall be paid by no later than their due date or, if applicable, before the expiration of any applicable grace period in which payment may be

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made prior to the occurrence of a default under the terms of the applicable lease, loan agreement, contract, agreement or purchasing arrangement, unless resulting from the failure of Owner to provide the Working Capital Funds (as defined in Section II(v) below) or Service Fee Funds (as defined in Section II(v) below) as and when due in accordance with Section II(v) below. Emeritus shall make any rent and debt service payments which are made by it by wire transfer in accordance with wiring instructions provided by Owner to Emeritus.

           (iv) Any excess funds in the Depository Account for a Facility, after establishing the working capital reserves required by Section II(vii), shall be distributed by Emeritus to Owner.

            (v) In the event (A) at any time Emeritus determines in the exercise of its reasonable judgment that there are insufficient funds in the Depository Account or in the Other Authorized Accounts (as hereinafter defined), in the case of a Designated Facility (as hereinafter defined), to maintain the minimum bank balance required by Section II(vii) and pay all Daily Operating Expenses and Property Expenses due and payable in the following thirty (30) day period (the "Working Capital Funds") or (B) in the event there are at any time insufficient funds available in the Regent Account to pay Emeritus's Service Fee (as defined below) (the "Service Fee Funds"), no less than three (3) days prior to the date on which Emeritus determines that Working Capital Funds or Service Fee Funds, as applicable, are required, Emeritus shall provide Owner with a verbal demand therefor followed by a written confirmation of such demand, which written confirmation shall specify in reasonable detail the amount needed and the reason therefor and, Owner shall, within five (5) business days of its receipt of such written demand by Emeritus, deposit in the applicable Depository Account or the Regent Account, as applicable, the amount so demanded by Emeritus. For purposes hereof, the Other Authorized Accounts shall be defined as those accounts designated in writing by Owner to Emeritus from which Emeritus is authorized to draw funds in order to meet the working capital needs of certain other Facilities designated in writing by Owner to Emeritus (the "Designated Facilities" or individually a "Designated Facility"), provided the designation shall not be effective unless the same is accompanied by either (i) an opinion of Owner's outside legal counsel confirming that it has reviewed all necessary legal documents and determined that Owner is authorized to lend money from the Other Authorized Accounts for the benefit of the Designated Facilities or (ii) a certificate, in form and substance reasonably acceptable to Emeritus signed by Owner's Representative to the effect that Owner is authorized to lend money from the Other Authorized Accounts for the benefit of the Designated Facilities, along with appropriate supporting documentation with respect to the statements contained in such certificate, which documentation shall be in form and substance acceptable to Emeritus in the exercise of its reasonable discretion. Owner acknowledges and agrees that in no event will Emeritus have any obligation to pay any Daily Operating Expenses or the Regent Fee other than from funds available in the applicable Depository Account, including funds deposited therein by Emeritus after withdrawing funds from the Other Authorized Accounts, if applicable, or to provide its own funds to satisfy or support in any manner the working capital needs of the Facilities or to pay its own Service Fee and that (i) such working capital is to be provided solely from the cash receipt of the Facilities, if applicable,

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withdrawals from the Other Authorized Accounts and the working capital provided by Owner pursuant to this Section I(h) and (ii) such service fees are to be paid from the funds deposited by Emeritus in payment of the Regent Fees and by Owner pursuant to this Section II(v), if applicable, in the Regent Account.

           (vi) Owner acknowledges and agrees that in the course of providing the consulting services described in this Agreement Emeritus may incur common expenses benefiting all of the facilities owned and/or operated by Emeritus, including the Facilities (the "Common Expenses"). Such Common Expenses shall be included in the Daily Operating Expenses of the Facilities and may be paid from the cash in the applicable Depository Account(s) if (i) the same relate to the direct cost of corporate, regional or divisional meetings or training sessions held by Emeritus and in which the administrative personnel of the Facilities have participated ("Meeting and Training Common Expenses"), (ii) the same are included within the approved annual capital or operating budgets ("Budgeted Common Expenses") or (iii) the same are not Meeting and Training Common Expenses or Budgeted Common Expenses (the "Other Common Expenses") but are approved by Owner, which approval shall not be unreasonably withheld, after Emeritus has provided Owner with a specification setting forth in reasonable detail the nature of such Other Common Expenses.

          (vii) During the Term hereof, Owner and Emeritus shall attempt to agree on the necessary minimum cash balance to be maintained in the Depository Account for each Facility but if they are unable to so agree such minimum cash balance shall upon demand of Emeritus be required to be equal to the amount reflected in Exhibit H opposite the name of such Facility and Owner shall upon demand in accordance with Section II(v) provide Emeritus with any working capital which may be needed to enable Emeritus to maintain such minimum cash balances. In addition, during the Term hereof, Owner shall at all times maintain a minimum balance in the Regent Account of $80,000.

         IV. Consulting Services. During the term of this Agreement, Emeritus shall supervise the day to day operation and management of the Facility. In furtherance of the foregoing, utilizing the resources provided or made available by Owner in accordance with the terms of this Agreement, Emeritus shall be responsible for the supervision and management of the operation of the Facilities, in accordance with applicable laws and regulations, including the supervision of employees, hiring and discharge of employees in consultation with Owner, billings and collection, and regulatory compliance, including compliance with the State Agreements (as hereinafter defined). Emeritus shall have no authority to commit the expenditure of the Facilities' funds or the funds of Owner during the terms of this Agreement unless it has secured the prior written consent of Owner's Representative and Owner's Representative shall have no obligation to approve any non-routine expenditures of the Facilities' funds or Owner's funds during the term of this Agreement. For purposes hereof, the State Agreement shall be defined as that Stipulation, Waiver and Order dated May 25, 2000 entered in Case No. 7099344003-C (the "2000 Order"), a true and correct copy of which is attached hereto as Exhibit I, and that Stipulation and Waiver; Decision and Order dated June 28, 2001 entered in Case Nos, 7400271001D, 7400271001E, 7400271001F, 7400271001G, 7400271001H, 7400271001K, 7400271001L and
7400271001M (the "2001 Order"), a true and correct

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copy of which is attached hereto as Exhibit J. In furtherance and not in limitation of the foregoing, Emeritus shall designate an individual currently in its employ who, subject to Owner's review and approval, which will not be unreasonably withheld, shall be hired/engaged by Owner, to act as the training officer required by the terms of Paragraph 6(O) of the 2001 Order (the "Training Officer").

        V. Emeritus' and Owner's Representative: Emeritus hereby appoints Frank Ruffo (the "Emeritus' Representative") as the person employed by Emeritus with whom Owner shall interact and upon whose decisions Owner shall be authorized to rely, and Owner hereby appoints Walt Bowen (the "Owner's Representative") as the person employed by Owner with whom Emeritus shall interact and upon whose decisions Emeritus shall be authorized to rely, with respect to the performance by Emeritus of its duties hereunder. Emeritus shall have the right from time to time during the term of this Agreement to replace the Emeritus' Representative upon written notice to Owner designating the replacement Emeritus' Representative and Owner shall have the right from time to time during the term of this Agreement to replace the Owner's Representative upon written notice to Emeritus designating the replacement Owner's Representative. Nothing herein shall be construed as imposing any personal liability on the Emeritus' Representative or Owner's Representative with respect to the acts or omissions of Emeritus or Owner, respectively, under this Agreement.

        VI.                Term of Agreement and Termination Payments:
                           ------------------------------------------

         (i) The Term of this Agreement shall commence on January 1, 2002 (the "Commencement Date").

         (ii) The Term of this Agreement shall terminate upon the first to occur of the following:

         (A) the occurrence of an Event of Default hereunder and the exercise by Emeritus or Owner, as applicable, of its right to terminate this Agreement as a result thereof; or

         (B) on written notice from Owner to Emeritus delivered within the last ninety days of the third year of the term of this Agreement (the "Termination Period") terminating this Agreement as of the end of the third (3rd) year of the term of this Agreement (the "Termination Notice"); provided, however, if the Termination Notice is not delivered by Owner within the Termination Period, then this Agreement shall automatically renew for successive one year terms, subject to Owner's right to terminate the same on no less than ninety (90) days written notice to Emeritus; or

         (C) on no less than ninety (90) days written notice from either Owner or Emeritus as to all, but not less than all, of the Facilities; or

         (D) with respect to one or more Facilities, by Owner or Emeritus on no less than ninety (90) days prior written notice in the event that at any time

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         during the term of this Agreement Owner will no longer own or control such Facilities whether resulting from a sale or other reasons, whether voluntary or involuntary; or

         (E) with respect to one of more of the Facilities, by Owner in the event it is unable on or before February 28, 2002 to secure any consents of its lenders, landlords or joint venture partners which may be required for it to enter into this Agreement with Emeritus (the "Third Party Consents"); provided, however, that Owner shall be solely responsible for any and all costs of securing such Third Party Consents, including any consent fees or other consideration required by such landlords, lenders or joint venture partners as a condition to granting their consent; or

         (F) on receipt by Emeritus of licensure approval from the State of California, in which case Emeritus shall commence management of the Facilities in accordance with the terms of the Agreement to Provide Management Services between Owner and Emeritus of even date herewith; or

         (G) if at the end of any year, the actual "Net Operating Income/Loss Before Property" less "Property Insurance" and "Liability Insurance" for any Facility as reflected on the financial statements of the Facilities is more than ten percent (10%) less than the amount for "Net Operating Income/Loss Before Property" less "Property Insurance" and "Liability Insurance" as reflected in the annual approved operating budget for such Facility but such termination right shall only apply with respect to the affected Facility.

         For the purposes of Sections VI, VII and VIII of this Agreement, any termination due to an Owner Event of Default or a Emeritus Event of Default or by Owner pursuant to Section VII shall be a partial termination as if there were a separate Agreement for each Facility if the Event of Default or failure to secure the necessary Third Party Consent relates to less than all of the Facilities. In such event, Owner's or Emeritus' required termination payments shall only be with respect to the Facilities covered by the partial termination.

         (iii) In the event of the termination of this Agreement prior to the end of the third year of this Agreement, the following payments shall be due and owing from Emeritus or Owner, as applicable:

         (A) In the event of the termination of this Agreement by Owner as a result of the occurrence of a Emeritus Event of Default, Emeritus shall pay to Owner an amount equal to one month's Service Fee concurrently with the termination of this Agreement.

         (B) In the event of the termination of this Agreement during the first year either by Emeritus as a result of the occurrence of an Owner Event of Default of the Term or by Owner pursuant to Section VI(ii)(C) other than

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         with respect to the Bowen Facility (as hereinafter defined), Owner shall pay to Emeritus an amount equal to the difference between the aggregate Service Fee due during the first year of the Term and the Service Fee actually paid to Emeritus to the date of such termination. For purposes hereof, the Bowen Facility shall mean the Facility located in Santa Cruz, California.

         (C) In the event of the termination of this Agreement at any time after the first year of the Term either by Emeritus as a result of the occurrence of an Owner Event of Default or by Owner pursuant to Section VI(ii)(C) Owner shall pay to Emeritus an amount equal to the then applicable Service Fee multiplied by three.

         (D) In the event of the termination of this Agreement by Emeritus pursuant to SectionVI(ii)(C) no payment shall be due from Emeritus to Owner upon termination and in the event of the termination of this Agreement by Owner pursuant to Section VI(ii)(E) or (F) no payment shall be due from Owner to Emeritus upon termination.

         (iv) Examples of the calculation of the termination fees due pursuant to this Section VI are set forth in Exhibit K.

         (v) In the event of the termination of this Agreement by Owner or Emeritus in accordance with the terms hereof, (A) no such termination shall be effective until all amounts due and owing from one party to the other in accordance with the terms of this Agreement, including the monetary damages specifically provided for in Sections VI(a) and (b), but specifically excluding any other damages alleged to have been suffered by a party as a result of the termination of this Agreement after the occurrence of an Event of Default, have been paid in full and
         (B) Emeritus shall cooperate with Owner or its designee, at no cost to Emeritus and without the assumption of any further liability by Emeritus other than the liability imposed on Emeritus under this Agreement, in an orderly transition of accounting responsibility for the affected Facility or Facilities to Owner or its designee.

         VII. Default: Either party may terminate this Agreement, as specified in this Section V, in the event of a default ("Event of Default") by the other party.

         (a) With respect to Emeritus, it shall be an "Event of Default" hereunder:

         (i) If Emeritus shall fail to keep, observe or perform any material agreement, term or provision of this Agreement, and such default shall continue for a period of forty five (45) days (subject to the force majeure provisions below) after notice thereof shall have been given to Emeritus by Owner, which notice shall specify in detail the event or events constituting the default; or

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         (ii) If Emeritus shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator of Emeritus of all or a substantial part of its assets, (B) file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, or (D) file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Emeritus, a bankrupt or insolvent or approving a petition seeking reorganization of Emeritus, or appointing a receiver, trustee or liquidator of Emeritus, of all or a substantial part of its assets.

         (b) With respect to Owner, it shall be an Event of Default hereunder:

         (i) If Owner shall fail to make or cause to be made any payment to Emeritus required to be made hereunder (other than its working capital obligation which is addressed in clause (iii)) and such failure shall continue for a period of thirty (30) days after notice, which notice shall specify the payment or payments which Owner has failed to make;

         (ii) If Owner shall fail to keep, observe or perform any material agreement, term or provision of this Agreement and such default shall continue for a period of forty five (45) days after notice (subject to the force majeure provisions below), which notice shall specify in detail the event or events constituting the default thereof by Emeritus to Owner;

         (iii) If Owner shall fail to provide necessary working capital upon demand by Emeritus with respect to the payment of the Daily Operating Expenses or the Service Fee due to Emeritus within the time provided in Section I(h), and such failure continues uncured for five (5) business days after Emeritus gives Owner notice of such failure;

         (iv) If Owner shall fail to make payments, or keep any covenants, owing to any third party which are beyond the control of Emeritus to make or keep (which for purposes hereof shall include any covenants by which Owner may be bound as of the Commencement Date (the "Pre-Existing Covenants") or to which Owner may agree to be bound after the Commencement Date without the prior approval of Emeritus (the "Unapproved Covenants")), and which would cause Owner to lose possession of the Facilities or any personal property required to operate the Facilities in the normal course; provided that Emeritus shall give Owner prompt notice of any such payment and failure to pay of which Emeritus has knowledge;

         (v) If Owner shall be dissolved or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Owner or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization of arrangement with creditors or taking advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Owner

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a bankrupt or insolvent or approving a petition seeking reorganization of Owner or appointing a receiver, trustee or liquidator of Owner of all or a substantial part of its assets; or

         (vi) If Owner or any of its principal officers is convicted or a crime that materially affects the operation or regulation of the Facilities.

          VIII.   Remedies and Obligations Upon Default:
                  -------------------------------------

         (i) If any Event of Default by Owner shall occur, Emeritus may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligations whatsoever under this Agreement except for Emeritus's right to receive damages from Owner in the amount specified in
Section IV and except any settlement and payment obligations and other obligations that by their nature survive termination of this Agreement.

         (ii) If any Event of Default by Emeritus shall occur, Owner may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement and the exclusive right to possession of the Facilities granted to Emeritus hereunder, and neither party shall have any further obligation whatsoever under this Agreement; except for Owner's right to receive payment of liquidated damages from Emeritus in an amount specified in Section IV.

            IX.   Accounting and Consulting Fee:
                  -----------------------------

         (i) In consideration for the provision of the services contemplated in this Agreement and the provision of the Training Officer, Emeritus shall receive a fee of $8,000 per month for each of the Facilities other than the West Covina and Merced Facilities as to which the fee shall be $2,000 per month per Facility until Owner is licensed to operate the West Covina Facility, which is currently anticipated to be on or about March 1, 2002, at which time the fee shall be increased to $8,000 per month for the West Covina Facility and until Owner is licensed to operate the Merced Facility, which is currently anticipated to be on or about March 1, 2002, at which time the fee shall be increased to $8,000 per month for the Merced Facility (the "Services Fee"). The Services Fee shall be increased by 5% on the second anniversary of the Commencement Date.

         (ii) If the services of Emeritus commence or terminate (for any reason, including those set forth in Paragraph V) other than on the first day of the month, the revenues upon which the fee is calculated shall be prorated in proportion to the number of days for which services are actually rendered.

         (iii) The Services Fee provided for herein shall be disbursed by Emeritus to itself out of the Depository Account in accordance with the provisions of Section III.

         (iv) Any amounts due from Owner to Emeritus or Emeritus to Owner pursuant to this Section IX which are not paid when due shall bear interest at the annual rate equal to the Prime Rate as set forth in the Money Rates Section of The Wall Street Journal (as

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the same may change from time to time) plus 5% from the date due to the date paid in full.

             X. Assignment: This Agreement shall not be assigned by either party without the prior written consent of the other party; provided, however, Emeritus shall have the right to assign this Agreement to an entity which is owned or controlled by Emeritus or its principal shareholder, Daniel R. Baty, without the prior written consent of Owner.

            XI. Notices: All notices required or permitted hereunder shall be given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing. All notices shall be deemed duly given when delivery is received or refused by a party if delivered by hand, three (3) business days after being deposited in the mails if sent by registered or certified mail, on the next business day if sent by overnight delivery and on confirmed receipt, if sent by facsimile transmission.

                  To Emeritus:      Emeritus Corporation
                                    3131 Elliott Avenue
                                    Suite 500
                                    Seattle, WA  98121
                                    Facsimile:  206-301-4500
                                    Attn:  Raymond R. Brandstrom, Vice President
                                                -Finance

                  To Owner:         Regent Assisted Living, Inc.
                                    Bank of America Building
                                    121 SW Morrison
                                    Suite 100
                                    Portland, OR  97201
                                    Facsimile:   503-274-4685
                                    Attn:   Walt Bowen, President


           XII. Relationship of the Parties: The relationship of the parties shall be that of principal and independent contractor and all acts performed by Emeritus during the term hereof as Emeritus of the Facility shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns on the one hand, and Emeritus, its successors and assigns on the other hand. Notwithstanding the foregoing, Emeritus shall be authorized to execute certain documents in the course of the day to day operation of the Facility as the agent of Owner, such as credit applications for supplies, banking resolutions for the Depository Account, utility deposit forms, etc.


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          XIII. Indemnification: Emeritus shall indemnify, defend and hold harmless Owner from any loss incurred by or damage to Owner where such loss or damage results from the negligence or willful misconduct of Emeritus in performing its obligations under this Agreement or from a breach of this Agreement by Emeritus; provided, however, Owner specifically acknowledges and agrees that nothing in this Section XIII shall be construed as imposing any liability on Emeritus for any insurance deductibles for which Owner shall be solely responsible. Owner shall indemnify, defend and hold Emeritus harmless from any loss incurred by or damage to Emeritus where such loss or damage results from the negligence or willful misconduct of Owner in performing its obligations under the Agreement or from a breach of this Agreement by Owner.

           XIV. Entire Agreement: This Agreement contains the entire agreement between the parties relating to the operation of the Facility and shall be binding upon and inure to the benefit of their successors and assigns. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

           XV Captions: The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

           XVI. Arbitration: In the event of any dispute among the parties regarding the Facilities or this Agreement, the parties agree to submit the same to resolution before an arbitrator, in the case of disputes alleged to involve less than $250,000, and before a panel of three arbitrators, in the case of disputes alleged to involve $250,000 or more, selected by mutual agreement of the parties or, if the parties are unable to agree on an arbitrator or panel of arbitrators within a period of twenty (20) days, selected by a court of competent jurisdiction. Such arbitration shall be held in accordance with the rules of the American Arbitration Association and the decision of the arbitrator shall be final and binding on the parties and may be enforced by a court of competent jurisdiction.. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in reasonable detail in said notice the nature of the dispute; provided, however, in the event that notwithstanding the terms hereof, a party commences legal proceedings, rather than arbitration proceedings, before a court of competent jurisdiction, the other party shall be deemed to have forfeited its right to have such dispute determined by binding arbitration in accordance with this Section XVI unless within thirty (30) days after being served with the first pleading in such legal proceedings, it files a motion to dismiss such legal proceedings and serves on the other party notice of its intent to submit such dispute to arbitration. Any party who fails to submit to binding arbitration following a lawful demand by the other party shall bear all costs and expenses, including reasonable attorneys fees (including those incurred in any trial, bankruptcy proceeding, appeal or review) incurred by the other party in obtaining a stay of any pending judicial proceeding concerning a dispute which by the terms of this Agreement has been properly submitted to mandatory arbitration and/or in compelling arbitration of any dispute. All disputes under this Section XVI shall be determined in the City of Portland, Oregon, if the arbitration is initiated by Owner and in the City of Seattle, Washington, if the arbitration is initiated by Emeritus, by a single arbitrator. All arbitrators shall be a licensed attorneys having at least ten (10) years experience, with at least five (5) years experience with assisted living facility sale, lease or management transactions.

The award in such arbitration may be enforced on the application of either party by the order of judgment of a court of competent jurisdiction. The prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys and experts. The arbitrator(s) shall resolve all disputes in accordance with the substantive law of the state of Oregon. The arbitrator(s) shall have no authority or jurisdiction to award any damages or any other remedies beyond those which could have been awarded in a court of law if the parties had litigated the claims instead of arbitrating them. The parties shall not assert any claim for punitive damages . The Federal Arbitration Act, Title 9 of the United States Code, is applicable to this transaction and shall be controlling in any judicial proceedings and in the arbitration itself as to issues of arbitrability and procedure. Nothing herein shall preclude a party from curing either their own or the other party's alleged default which is, or could be, the subject of an arbitration proceeding under this Section XVI or from seeking equitable relief which the arbitrator or panel of arbitrators is not empowered to award, such as an injunction, receivership, attachment or garnishment.

           XVII. Severability: In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

           XVIII. Cumulative; No Waiver: No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

           XIX. Authorization for Agreement: The execution and performance of this Agreement by Owner and Emeritus have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of Owner and Emeritus in accordance with its terms.

           XX. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

           XXI. Confidentiality: Throughout the Term of this Agreement and for a period of one (1) year after the expiration or earlier termination of this Agreement, each of Emeritus and Owner agrees to maintain the confidentiality of any proprietary information concerning the other or the Facility to which they may gain access during the term of this Agreement and shall only disclose the same with the consent of the other party or as required by an order of a court of competent jurisdiction.

           XXII. Construction: Each of the parties acknowledges and agrees that it has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

                  IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

                                    REGENT ASSISTED LIVING, INC.

                                    By:     /s/ Walter C. Bowan
                                            --------------------------------

                                    Its:    CEO
                                            --------------------------------


                                    EMERITUS CORPORATION

                                    By:     /s/ Raymond R. Brandstrom
                                            --------------------------------

                                    Its:    Vice President of Finance
                                            ---------------------------------

                                    EXHIBIT A
                           DESCRIPTION OF THE FACILITY

                                    EXHIBIT B
                         ACCOUNTING TRANSITION SERVICES

                                    EXHIBIT C
               ADDITIONAL FACILITY SPECIFIC REPORTING OBLIGATIONS

                                    EXHIBIT D
                          FORM OF FINANCIAL STATEMENTS

                                    EXHIBIT E
                        FACILITY BANK ACCOUNT INFORMATION

                                    EXHIBIT F
                             REGENT FEES BY FACILITY

                                    EXHIBIT G
                   RENT AND DEBT SERVICE PAYMENTS BY FACILITY

                                    EXHIBIT H
                              MINIMUM BANK BALANCES

                                    EXHIBIT I
                                   2000 ORDER

                                    EXHIBIT J
                                   2001 ORDER

                                    EXHIBIT K
                         CALCULATION OF TERMINATION FEES